                                                                    EXHIBIT 4.5
-------------------------------------------------------------------------------

                               SHAREHOLDERS AGREEMENT

                                    BY AND AMONG

                                    KENNETH FONG

                                        AND

                          THE INVESTORS IDENTIFIED HEREIN

                               ----------------------

                                    dated as of

                                 September 9, 1997

                               ----------------------


-------------------------------------------------------------------------------

                                SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT is made as of September 9, 1997, by and among KENNETH FONG (the "Old Shareholder") and the other persons identified on the signature page hereof (each, a "New Shareholder" and, collectively together with the Old Shareholder, the "Shareholders"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Securities Purchase Agreement of even date herewith by and among Clontech Laboratories, Inc., a California corporation (the "Company"), and the New Shareholders (the "Securities Purchase Agreement").

     WHEREAS, in order to induce the New Shareholders to purchase securities of the Company pursuant to the Securities Purchase Agreement and the Stock Purchase Agreement, the Old Shareholder wishes to grant certain rights to the New Shareholders, upon the terms and conditions set forth below;

     IT IS HEREBY AGREED AS FOLLOWS:

     1. AGREEMENT TO VOTE. During the term of this Agreement, to the extent the Old Shareholder is entitled under the Company's Amended and Restated Articles of Incorporation, as amended from time to time (including pursuant to the Restated Articles), to vote on a particular matter, the Old Shareholder agrees to vote all of the shares of the Company's voting securities now or hereafter owned by the Old Shareholder, whether beneficially or otherwise (the "Shares"), as follows:

          (a) BOARD OF DIRECTORS COMPOSITION. The Old Shareholder shall vote or act with respect to the Shares so as always to elect two (2) designees of the holders of a majority of the outstanding shares of Common Shares (the "Designees"), which designees shall initially be Gregory M. Avis and Mark G. Hilderbrand, as directors of the Company. Any vacancy occurring because of the death, resignation, or removal of any of the Designees shall be filled according to this paragraph.

          (b) PROTECTIVE PROVISIONS. So long as the Investors and subsequent transferees of Common Shares beneficially own in the aggregate at least 905,144 Common Shares (such number of shares to be adjusted appropriately for subsequent stock splits, stock combinations, stock dividends and like events), the Old Shareholder shall vote or act with respect to the Shares as directed in writing by the holders of a majority in interest of the outstanding Common Shares with respect to any matter set forth in Section 2.3 (entitled "Protective Provisions") of the Investor Rights Agreement. The Seller hereby acknowledges that he has received and carefully reviewed the Investor Rights Agreement, and has received all advice of counsel necessary to fully understand the provisions thereof.

     2. PROXY. In order to effectuate Section 1, the Old Shareholder hereby grants to each of the New Shareholders an irrevocable proxy to vote, during the period in which this Agreement is in effect and subject to the terms and provisions hereof, all of the Shares and other voting securities of the Company owned by the Old Shareholder for the election and removal of Designee directors in accordance with Section 1 and to effectuate the other provisions of Section 1 hereof.

                                          1.

     3.   PUT RIGHTS.

          (a) At any time on or after the occurrence of a Put Trigger Event (as defined in the Investor Rights Agreement), the New Shareholders and any other holder of Common Shares shall each have the right to require the Old Shareholder to purchase all or any Common Shares held by the New Shareholder or such holder at the Put Price determined as provided below (the "Put Right") by delivering a written notice to the Old Shareholder specifying the amount of securities to be purchased (the "Put Notice"). Upon receipt of the Put Notice, the Old Shareholder shall give written notice of the exercise of the Put Right to each other holder of Common Shares, and each such other holder shall have the right, within ten days after receipt of such notice, to participate in such exercise of the Put Right by delivering a written notice (the "Participation Notice") to the Company specifying the amount of securities to be purchased. All securityholders of the Company (including, as the case may be, any New Shareholder) participating in the exercise of the Put Right are referred to herein as the "Participating Holders." The Old Shareholder shall use his best efforts to honor the Put Right.

               At such time as a majority in interest of the New Shareholders and any other holder of Common Shares have exercised the Put Right under Section 2.7, all Common Shares then outstanding shall be repurchased by the Old Shareholder at the price and upon the terms and conditions specified in this
Section 3 for Participating Holders exercising their Put Right.

          (b) Upon the delivery of the Put Notice, the Old Shareholder and the Participating Holders shall in good faith promptly determine the Put Price as provided hereunder, and within ten (10) days after the determination of the Put Price the Old Shareholder shall purchase and the Participating Holders shall sell the amount of securities specified in the Put Notice and, as applicable, each Participation Notice, at a mutually agreeable time and place (the "Put Closing"). At the Put Closing, each Participating Holder shall deliver to the Old Shareholder certificates representing such holder's Common Shares to be purchased by the Old Shareholder, free and clear of all Liens and Encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Old Shareholder shall deliver to each such Participating Holder the Put Price payable to such Participating Holder as determined pursuant to paragraph (c) immediately below. All amounts of the Put Price shall be paid by cashiers or certified check or wire transfer of immediately available funds to an account designated by each such Participating Holder.

          (c) The Common Shares to be purchased by the Old Shareholder from each Participating Holder pursuant to the Put Right shall be purchased at a price (the "Put Price") equal to the product of (i) the Market Value (as defined below) of the Company, multiplied by (ii) a fraction, the numerator of which shall be the number of each such Participating Holder's shares to be purchased and the denominator of which shall be the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion, exercise or exchange of all In-the-Money Options and Securities (as defined in the Investor Rights Agreement) as of the date the Put Price is determined hereunder. Notwithstanding the foregoing, the "Put Price" attributable to any Common Shares shall be equal to the lesser of (x) the Put Price otherwise determined with respect thereto pursuant to the immediately preceding sentence and (y) the purchase price of such Common Shares under the

                                          2.

Stock Purchase Agreement plus an amount accruing thereon at the rate of 8% per annum from the date on which such Common Shares are sold pursuant to the Stock Purchase Agreement to and including the date on which such Common Shares are purchased by the Old Shareholder pursuant to the Put Right hereunder. The Market Value of the Company shall be determined jointly by the Old Shareholder and the Participating Holders. If such parties are unable to reach agreement within a reasonable period of time (not to exceed 30 days), the Market Value of the Company shall be determined by means of the following procedure:

               (i) The Old Shareholder and the Participating Holders as a group shall each select and retain an independent appraiser or firm experienced in valuations of the type contemplated hereby. The Old Shareholder and the Participating Holders, respectively, shall bear the fees and expenses of their independent appraiser or firm. As soon as practicable (and in any event within 30 days) after being retained, each firm shall submit to the Old Shareholder and the Participating Holders a written report setting forth its determination of the Market Value of the Company. In the event that the Market Value of the Company as determined by the two firms is not identical but differs by less than ten percent of the greater estimate, then the final Market Value shall be the arithmetic mean of the different Market Values as determined by the two firms.

               (ii) In the event that the Market Value of the Company as determined by the two firms is not identical but differs by greater than ten percent of the greater estimate, then the two firms shall jointly select and retain, as soon as practicable (and in any event within 15 days) thereafter, a third independent appraiser or firm experienced in valuations of the type contemplated hereby. The expenses of such third appraiser or firm shall be borne equally by the Old Shareholder, on the one hand, and the Participating Holders, on the other hand. As soon as practicable (and in any event within 30 days) after being retained, such firm shall submit to the Old Shareholder and the Participating Holders a written report setting forth its determination of the Market Value of the Company. The final Market Value shall be the arithmetic mean of the Market Value as determined (A) by the firm designated in accordance with this subparagraph (ii) and (B) the Market Value as determined by whichever of the two firms designated in accordance with subparagraph (i) immediately above is closest to the Market Value as determined by the firm designated in accordance with this subparagraph (ii).

          (d) The Old Shareholder shall not be personally liable in any respect for any liability, obligation or monetary damages resulting from the breach or non-performance of Section 3 of this Agreement except for the Pledged Shares (as defined in the Stock Pledge Agreement) The New Shareholders agree that, in the event any of them pursues any remedies available to them under Section 3 of this Agreement or the Stock Pledge Agreement, the New Shareholders shall not have any recourse against the Old Shareholder for any deficiency, loss or claim of monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Pledged Shares.

          (e) As consideration for the grant by the Old Shareholder to the Investors of the Put Right hereunder, and in addition to the mutual promises, covenants and other good and valuable consideration provided in the Transaction Documents to which he is a party (the receipt and sufficiency of which consideration is hereby acknowledged), the Investors hereby pay to the

                                          3.

Old Shareholder, and the Old Shareholder hereby acknowledges receipt of payment of, an amount equal to $25,000.

     4. SUCCESSORS IN INTEREST OF THE SHAREHOLDERS. The provisions of this Agreement shall be binding upon the successors in interest of the Shareholders to any of the Shareholders' Shares or Common Shares, as the case may be. The Shareholders shall not permit the transfer of any Shares or Common Shares, as the ease may be unless and until the person to whom such security is to be transferred shall have executed a written agreement, satisfactory in form and substance to the remaining Shareholders, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was an Old Shareholder or New Shareholder (as applicable) hereunder.

     5. TERMINATION. This Agreement shall terminate upon the earlier to occur of (a) the consummation of a Qualified IPO or merger in which the Company is not the surviving entity or (b) the repurchase by the Company or the purchase by the Old Shareholder of all Common Shares.

     6. AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of (i) the Old Shareholder, (ii) holders of a majority in interest of the Common Shares. Any amendment or waiver so effected shall be binding upon the Shareholders or their assigns.

     7. STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Shares or Common Shares shall become Shareholders' Shares or Common Shares for purposes of this Agreement.

     8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, without regard to the conflict of laws provisions thereof.

     10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                          4.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.

                                        OLD SHAREHOLDER:

                                        /s/ Ken Fong
                                        ------------------------------------
                                        Kenneth Fong

                                        SUMMIT VENTURES IV, L.P.

                                        By:  Summit Partners IV, L.P.
                                             Its General Partner

                                             By:  Stamps, Woodsum & Co., IV
                                                  Its General Partner

                                             By:  /s/ Gregory M. Avis
                                                  ---------------------------
                                                  General Partner

                                        SUMMIT INVESTORS III, L.P.

                                        By:  /s/ Gregory M. Avis
                                             --------------------------------
                                             General Partner

                                        SUMMIT SUBORDINATED DEBT FUND II, L.P.

                                        By:  Summit Partners SD II, LLC
                                             Its General Partner

                                             By:  /s/ Gregory M. Avis
                                                  ---------------------------
                                                  General Partner


                      [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

     The Company agrees to take all actions required to ensure that the rights given to the Shareholders hereunder are effective and that the Shareholders enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination of the designees of the Shareholders, as provided herein, for election as directors of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Shareholders hereunder against impairment.

                                   CLONTECH LABORATORIES, INC.

                                   By:    /s/ Ken Fong
                                          ----------------------------
                                   Title: President and Chief Executive Officer
                                          -------------------------------------
                                   Date:  September 9, 1997
                                          ----------------------------

                      [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]